UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 7, 2026

Date of report (date of earliest event reported)

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41452	46-2612944
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4016 Raintree Road, Suite 300

Chesapeake, VA 23321

(Address of principal executive offices) (Zip Code)

(800) 490-5020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GWAV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Private Placement

Preferred Stock Purchase Agreement

On September 7, 2026, Greenwave Technology Solutions, Inc., a Delaware corporation (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company and five institutional investors (each an “Investor”, together the “Investors”) for the issuance and sale in a private placement (the “Private Placement”) of an aggregate of 3,750 shares of Series B Convertible Preferred Stock, par value $0.001 per share and a stated value of $1,000 per share, initially convertible into approximately 715,649 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an initial conversion price of $5.24 per share (“Series B Preferred Stock”).

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each Investor has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and such Investor is acquiring the applicable securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Series B Preferred Stock were offered and sold without any general solicitation by the Company or its representatives.

The closing of the Private Placement is expected to occur on or about September 9, 2026 (the “Closing Date”), subject to the satisfaction of customary closing conditions. The gross proceeds to the Company from the Private Placement are expected to be approximately $3.75 million, before estimated offering fees and expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for working capital.

Preferred Stock

The terms of the Series B Preferred Stock are as set forth in the form of Certificate of Designation (the “Certificate of Designation”), attached hereto as Exhibit 3.1 to this Current Report on Form 8-K (this “Current Report”), which will be filed with the Secretary of State of the State of Delaware prior to the closing of the Private Placement.

Shares of Series B Preferred Stock will be convertible into the Conversion Shares at the election of the holders of the Series B Preferred Stock (the “Holders”) at any time after the Initial Issuance Date (as defined in the Certificate of Designation) at an initial conversion price of $5.24 per share (the “Conversion Price”). The Conversion Price will be subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like. A Holder may not convert any portion of the Series B Preferred Stock to the extent that the Holder, together with its affiliates, would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after conversion. Pursuant to the Certificate of Designation, as determined by the board of directors of the Company (the “Board”), the Holders can receive dividends on the Series B Preferred Stock. No other dividends may be paid on shares of the Series B Preferred Stock. Except as otherwise set in the Certificate of Designation or as required by law, the Holders of Series B Preferred Stock will have no voting rights and will not be entitled to call a meeting of such holders for any purpose.

However, as long as any shares of Series B Preferred Stock are outstanding, the Company may not, without the affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of such Holders, voting together as a single class, (a) amend or repeal any provision of, or add any provision to, its certificate of incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Series B Preferred Stock hereunder, regardless of whether any such action shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Series B Preferred Stock; (c) create or authorize (by reclassification or otherwise) any new class or series of senior preferred stock or parity stock; (d) purchase, repurchase or redeem any shares of junior stock (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) pay dividends or make any other distribution on any shares of any junior stock; (f) issue any Series B Preferred Stock other than as contemplated hereby or pursuant to the Purchase Agreement; or (g) whether or not prohibited by the terms of the Series B Preferred Stock, circumvent a right of the Series B Preferred Stock.

There is no established public trading market for the Series B Preferred Stock, and the Company does not intend to list the Series B Preferred Stock on any national securities exchange or nationally recognized trading system.

Registration Rights Agreement

In connection with the Private Placement, on September 7, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and among the Company and the Investors pursuant to which the Conversion Shares are entitled to registration under the Securities Act. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement to register the Conversion Shares within ten (10) business says following the Execution Date (as defined in the Registration Rights Agreement), and the Company shall use its commercially reasonable efforts to have the registration statement and any amendment declared effective at the earliest practicable time, but in no event later than thirty (30) business days from the Filing Deadline (as defined in the Registration Rights Agreement).

The foregoing description of the Purchase Agreement, the Registration Rights Agreement, and the Certificate of Designation are not complete and are qualified in their entirety by the full text of the Purchase Agreement, the Registration Rights Agreement, and the Certificate of Designation filed herewith as Exhibits 10.1, 10.2, and 3.1, respectively, which are incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities

To the extent required by Item 3.02, the information contained in Item 1.01 is incorporated herein by reference. The transaction with the Investors was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Designations of Series B Convertible Preferred Stock.
10.1	Form of Preferred Stock Purchase Agreement, dated September 7, 2026, by and among the Company and the investors signatory thereto.
10.2	Form of Registration Rights Agreement, dated September 7, 2026, by and among the Company and the investors signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

This Current Report contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about the closing of the Private Placement and filing of the registration statement pursuant to the Registration Rights Agreement. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, the Company can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control), assumptions and other factors that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for the Company’s Common Stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Chief Executive Officer

Date: September 8, 2026